UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2004

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3161 E. Warm Springs Road
Suite 300
Las Vegas, Nevada	89120
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including are code: (702) 454-7318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* This Amendment No. 3 to Form 8-K is being filed to amend the Current Report - Amendment No. 2 filed on April 14, 2005 ("8-K/A No. 3"), in order to correct several typographical errors in the filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Report of Independent Registered Public Accounting Firm

To the Shareholders of Petrol Oil & Gas, Inc.:

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Petrol Oil & Gas, Inc. from Savage Resources, LLC and Savage Pipeline, LLC for the years ended December 31, 2003 and 2002. This financial statement is the responsibility of Petrol Oil & Gas, Inc.'s management. Our responsibility is to express an opinion on this financial statement based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Petrol Oil & Gas, Inc.'s Form 8-K/A and is not intended to be a complete financial presentation of the properties describes above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Petrol Oil & Gas, Inc. from Savage Resources, LLC and Savage Pipeline, LLC for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States.

Weaver & Martin, LLC

Kansas City, Missouri

February 2, 2005

Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Petrol Oil and Gas, Inc. from Savage Resources, LLC and Savage Pipeline, LLC

	For the Year Ended December 31,		For the Nine Months Ended September 30,
	2003	2002	2004	2003
	(Audited)		(Unaudited)

Revenues	$ 6,103,498	$ 2,162,415	$ 6,694,547	$ 4,437,728

Direct operating expenses	4,019,280	1,668,188	4,463,443	2,807,139

Excess of revenues over direct operating expenses	$ 2,084,218	$ 494,227	$ 2,231,104	$ 1,630,589

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Petrol Oil and Gas, Inc. from Savage Resources, LLC and Savage Pipeline, LLC

(1) The Properties

On September 23, 2004, Petrol Oil and Gas, Inc. ("Petrol") entered into an option agreement to purchase certain assets owned by Savage Resources, LLC and Savage Pipeline, LLC for $10,000,000. On October 29, 2004, Petrol entered into an assignment of leases and easements agreement wherein Petrol was assigned the oil and gas and salt water disposal leases and agreements and rights-of-way and easements covering land in Neosho County and Wilson County, Kansas and associated personal properties effective November 1, 2004.

(2) Basis Of Presentation

During the periods presented, the Savage properties were not accounted for or operated in accordance with generally accepted accounting principles. The entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting for oil and gas properties and did not conduct any reserve studies nor calculate an amortization rate per equivalent unit of production. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the Statement of Combined Revenue and Direct Operating Expenses of the Oil and Gas Properties Purchased By Petrol Oil and Gas, Inc. From Savage Resources, LLC and Savage Pipeline, LLC represent Petrol's interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. Depreciation, depletion and amortization, interest, accretion of asset retirement obligation, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

(3) Commitments And Contingencies

Petrol is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

(4) Revenue Recognition

It is Petrol's policy to recognize revenue when production is sold to a purchaser at a fixed or determinable price.

Supplemental Oil and Gas Information

(Unaudited)

A. General.

The estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves from the properties acquired by Petrol are summarized below. The reserves were estimated by McCune Engineering (McCune) in a report dated July 27, 2004 as of July 1, 2004. The reserve study was paid for by Savage Resources, LLC and was based on information they provided to McCune. The July 1, 2004 reserve study was the only determination of proved reserves that is available therefore there will be no revisions of reserve estimates because no previous determination of estimates exists. Likewise there was no detail of extensions, discoveries and improved recovery for the periods below because there was no basis in which to determine when a discovery or extension was actually made.

McCune determined proved, developed producing reserves by "a) Extrapolation of historical production decline curves or b) By analogy to similar wells in the same reservoir."

There is no information provided for the years ended December 31, 2003 and 2002 for proved undeveloped reserves because there were no reserve studies performed on the properties acquired for those periods.

B. Estimated Oil and Gas Reserve Quantities.

There were no determination of proven reserves at December 31, 2003 and 2002. The only reserve study was done as of July 1, 2004. For the table below, the July 1, 2004 proved reserve total was adjusted for the actual production activity to determine what the proved reserves would have been at December 31, 2003 and 2002 based on the reserve study as of July 1, 2004.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

There were no oil reserves. All of the reserves are located in the United States.

	Gas (MMcf)
	2003	2002
Proved developed reserves:

Beginning of year	6,541.844	6,976.360
Production	(840.082)	(434.516)
Purchases of reserve in-place	-	-
Extensions, discoveries and improved recovery	-	-
Transfers/sales of reserve in place	-	-
Revisions of previous estimates	-	-
End of year	5,701.762	6,541.844

Proved developed reserves at end of year	5,701.762	6,541.844

C. Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as of the end of each of the two years ended December 31, 2003. The standardized measure of future net cash flows as of December 31, 2003 and 2002 are calculated using the Williams/Southern Star Central spot gas price (inside FERC index) as of the end of the year. The prices were $5.68, $4.62 and $2.51, for the years ended December 31, 2004, 2003 and 2002, respectively, per Mcf of gas.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

	Year Ended December 31,
	2003	2002
Future cash inflows	$29,935,000	$32,446,000
Future production costs	(9,880,000)	(11,255,000)
Future development costs	-	-
Future income tax	(5,171,000)	(5,388,000)

Future net cash flows	14,884,000	15,803,000
Effect of discounting future annual net cash flows at 10%	(3,900,000)	(4,740,000)

Discounted future net cash flow	$10,984,000	$11,063,000

D. Changes in Standardized Measure of Discounted Future Net Cash Flows.

The principal changes in the standardized measure of discounted future net cash flows relating to proven oil and gas reserve is as follows:

	Year Ended December 31,
	2003	2002
Beginning of the year	$11,063,000	$ 3,075,000
Sales, net of production costs	(2,121,000)	(494,000)
Net change in prices and production costs	2,899,000	12,951,000
Extensions, discoveries and improved recovery (1)	-	-
Change in future development costs (2)	-	-
Accretion of discount	156,000	15,000
Change in income tax	(1,013,000)	(4,484,000)
Revision of quantity estimates (3)	-	-

End of year	$10,984,000	$ 11,063,000

  There was no change in extensions, discoveries and improved recovery for each of the periods because there was no basis in which to determine when a discovery or extension was actually made so all estimated reserves were in place at the beginning of 2002 with no subsequent adjustments.

  There are no future development costs because the reserves used in the calculation are proved developed reserves only. There was no reserve studies done at December 31, 2001, 2002 and 2003 so there is no reliable estimate of undeveloped proved reserves or development costs that would be expended to develop those reserves.

  The July 1, 2004 reserve study by McCune Engineering was the only determination of proved reserves that is available therefore there were no revision of quantity estimates because no previous determination of estimates exists.

(b) Pro Forma Financial Information.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas properties from Savage during the fourth quarter of 2004.

The pro forma condensed statement of operations for the year ended December 31, 2003 and for the period ended September 30, 2004 that follows contains a column entitled "Savage Historical". This column contains only the revenue and direct operating expenses of Savage. During the periods presented, the Savage properties were not accounted for or operated in accordance with generally accepted accounting principles. The Savage entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting as followed by Petrol and Savage did not conduct any reserve studies nor calculated an amortization rate per equivalent unit of production. Also excluded are other expenses which includes interest, accretion of retirement obligations, general and administrative expenses and corporate income taxes. These condensed pro forma statements of operations are not indicative of the results of operations of the acquired properties due to the exclusion of the above mentioned expenses.

The pro forma condensed statements of operations are presented to show income from continuing operations as if the Savage transaction occurred as of the beginning of each period presented. The pro forma condensed balance sheet is based on the assumption that the Savage transaction occurred effective September 30, 2004.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Savage transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, Petrol's Annual Report on Form 10-KSB for the year ended December 31, 2003 (and December 31, 2004) and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, and the Statement of Combined Revenues and Direct Operating Expenses included herein.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For The Year Ended December 31, 2003
	Petrol	Savage	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$ -	$ 6,103,498	$ -		$ 6,103,498

Direct operating costs	-	4,019,280	-		4,019,280
Depreciation, depletion and amortization	-	-	1,245,694	(a)	1,245,694
General & administrative	1,711,428	-	186,000	(b)	2,150,428
			253,000	(g)
Asset retirement obligation accretion	6,200	-	5,342	(f)	11,542
Financing costs, net	16,156	-	600,000	(c)	616,156
	-	-	414,500	(d)	414,500
	1,733,784	4,019,280	2,704,536		8,457,600

Income (loss) before income taxes	(1,733,784)	2,084,218	(2,704,536)		(2,354,102)

Provision for income tax	-	-	-		-

Net income (loss)	$(1,733,784)	$ 2,084,218	$(2,704,536)		$ (2,354,102)

Basic and diluted earnings per common share	$ (0.12)				$ (0.16)

Weighted shares outstanding	14,721,438		50,000	(e)	14,771,438

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For Nine Months Ended September 30, 2004

	Petrol	Savage	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$ 44,185	$ 6,694,547	$ -		$ 6,738,732

Direct operating costs	-	4,463,443	-		4,463,443
Depreciation, depletion and amortization	-	-	1,262,888	(a)	1,262,888
General & administrative	2,490,405	-	255,000	(b)	2,935,155
			189,750
Asset retirement obligation accretion	-	-	4,260	(f)	4,260
Financing costs, net	4,007	-	770,900	(c)	774,907
	2,494,412	4,463,443	2,482,798		9,440,653

Income (loss) before income taxes	(2,450,227)	2,231,104	(2,482,798)		(2,701,921)

Provision for income tax	-	-	-		-

Net income (loss)	$(2,450,227)	$ 2,231,104	$(2,482,798)		$ (2,701,921)

Basic and diluted earnings per common share	$ (0.14)				$ (0.16)

Weighted shares outstanding	16,959,057		50,000	(e)	17,009,057

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Balance Sheet

as of September 30, 2004

	Petrol	Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current assets	$ 6,397,967	$ (1,704,531)	1,2	$ 4,693,436
Net property and equipment	2,868,568	10,000,000	1	12,868,568
Other assets	32,000	66,850	3	98,850
	$ 9,298,535	$ 8,362,319		$ 17,660,854

Liabilities and shareholders' equity
Current liabilities	$ 881,948	$ 198,969	1	$ 1,080,917
Long-term debt	19,163	8,000,000	2	8,019,163
Other non-current liabilities	-	66,850	3	66,850
Shareholders' equity	8,397,424	96,500	2	8,493,924
	$ 9,298,535	$ 8,362,319		$ 17,660,854

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

Petrol Oil and Gas, Inc.

Notes to Unaudited Pro Forma Condensed Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the year ended December 31, 2003, is based on the audited financial statements of Petrol for the year ended December 31, 2003, the audited statement of combined revenues and direct operating expenses for the Savage properties for the year ended December 31, 2003 and the adjustments and assumptions described below.

The unaudited pro forma statement of operations for the nine months ended September 30, 2004, and the unaudited pro forma balance sheet as of September 30, 2004, are based on the unaudited financial statements of Petrol as of and for the nine months ended September 30, 2004, the unaudited statement of combined revenues and direct operating expenses for the Savage properties for the nine months ended September 30, 2004, and the adjustments and assumptions described below.

Pro forma adjustments:

The unaudited pro forma statements of operations reflect the following adjustments:

  Record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of the Savage properties. Also additional depreciation resulting from the other assets, including the pipeline acquired from Savage.

  Record estimated increase in general and administrative expense as a result of the purchase of Savage properties. The actual general and administrative costs of Savage for office salaries and costs, shop costs and fees for gas measurement were recorded as general and administrative costs. Petrol planned to and is using certain personnel previous employed by Savage and the office and shop resources that Savage had.

  Record interest expense associated with the debt of approximately $8 million incurred under the Laurus Funds financing transaction to fund a portion of the purchase price. Applicable interest rates were prime plus 3% with a floor of 7.5%. The floor was used until July 1, 2004 when 8% was used.

  Record the cost and amortization of the fees of the Laurus loan. Fees were $747,000 and there were warrants also issued in the transaction and the value associated with the warrants using the Black-Scholes pricing model was $2,072,000.

  Record the issuance of 50,000 shares of Petrol's stock that was paid as a fee for the Laurus Loan.

  Record asset retirement obligation on properties acquired from Savage.

  Record the amortization of loan fees in connection with the Laurus Funds financing transaction.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Savage acquisition as of September 30, 2004.

  Record the purchase price for Savage properties, net of estimated purchase price adjustments, and assumed liabilities from acquisition. Purchase price adjustments are subject to further review and audit.

  Record the loan from Laurus and transaction costs associated with that loan.

  Record asset retirement obligation and miscellaneous items.

Petrol Oil and Gas, Inc.

Pro Forma Supplemental Oil and Gas Disclosures

(Unaudited)

A. General.

The estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves from the properties acquired by Petrol are summarized below. The reserves were estimated by McCune Engineering (McCune) in a report dated July 27, 2004 as of July 1, 2004. The reserve study was paid for by Savage Resources, LLC and was based on information they provided to McCune. The July 1, 2004 reserve study was the only determination of proved reserves that is available therefore there will be no revisions of reserve estimates because no previous determination of estimates exists. Likewise there was no detail of extensions, discoveries and improved recovery for the periods below because there was no basis in which to determine when a discovery or extension was actually made.

McCune determined proved, developed producing reserves by "a) Extrapolation of historical production decline curves or b) By analogy to similar wells in the same reservoir."

There is no information provided for the years ended December 31, 2003 and 2002 for proved undeveloped reserves because there were no reserve studies performed on the properties acquired for those periods.

B. Estimated Oil and Gas Reserve Quantities.

There were no determination of proven reserves at December 31, 2003 and 2002. The only reserve study was done as of July 1, 2004. For the table below, the July 1, 2004 proved reserve total was adjusted for the actual production activity to determine what the proved reserves would have been at December 31, 2003 and 2002 based on the reserve study as of July 1, 2004.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

There were no oil reserves. All of the reserves are located in the United States.

Proved developed and undeveloped reserves:

	Gas Reserves MMcf
	Petrol	Savage	Pro Forma
Balance, December 31, 2001	-	6,976.360	6,976.360
Production	-	(434.516)	(434.516)
Purchases of reserves in-place	-	-	-
Extensions, discoveries and improved recovery	-	-	-
Transfers/sales of reserves in place	-	-	-
Revisions of previous estimates	-	-	-
Balance, December 31, 2002	-	6,541.844	6,541.844

Proved developed reserves at December 31, 2002	-	6,541.844	6,541.844

Balance December 31, 2002	-	6,541.844	6,541.844
Production	-	(840.082)	(840.082)
Purchases of reserves in-place	-	-	-
Extensions, discoveries and improved recovery	-	-	-
Transfers/sales of reserves in place	-	-	-
Revisions of previous estimates	-	-	-
Balance December 31, 2003	-	5,701.762	5,701.762

Proved developed reserves at December 31, 2003	-	5,046.926	5,046.926

C. Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as of the end of each of the two years ended December 31, 2003. The standardized measure of future net cash flows as of December 31, 2003 and 2002 are calculated using the Williams/Southern Star Central spot gas price (inside FERC index) as of the end of the year. The prices were $5.68, $4.62 and $2.51, for the years ended December 31, 2004, 2003 and 2002, respectively, per Mcf of gas.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

	Year Ended December 31, 2002
	Petrol	Savage	Pro Forma
Future cash inflows	$ -	$ 32,446,000	$ 32,446,000
Future production costs	-	(11,255,000)	(11,255,000)
Future development costs	-	-	-
Future income tax	-	(5,388,000)	(5,388,000)

Future net cash flows	-	15,803,000	15,803,000
Effect of discounting future annual net cash flows at 10%	-	(4,740,000)	(4,740,000)

Discounted future net cash flow	$ -	$ 11,063,000	$ 11,063,000

	Year Ended December 31, 2003
	Petrol	Savage	Pro Forma
Future cash inflows	$ -	$ 29,935,000	$ 29,935,000
Future production costs	-	(9,880,000)	(9,880,000)
Future development costs	-	-	-
Future income tax	-	(5,171,000)	(5,171,000)

Future net cash flows	-	14,884,000	14,884,000
Effect of discounting future annual net cash flows at 10%	-	(3,900,000)	(3,900,000)

Discounted future net cash flow	$ -	$ 10,984,000	$ 10,984,000

D. Changes in Standardized Measure of Discounted Future Net Cash Flows.

The principal changes in the standardized measure of discounted future net cash flows relating to proven oil and gas reserve is as follows:

	Year Ended December 31, 2002
	Petrol	Savage	Pro Forma
Beginning of the year	$ -	$ 3,075,000	$ 3,075,000
Sales, net of production costs	-	(494,000)	(494,000)
Net change in prices and production costs	-	12,951,000	12,951,000
Extensions, discoveries and improved recovery (1)	-	-	-
Change in future development costs (2)	-	-	-
Accretion of discount	-	15,000	15,000
Change in income tax	-	(4,484,000)	(4,484,000)
Revision of quantity estimates (3)	-	-	-

End of year	$ -	$ 11,063,000	$ 11,063,000

	Year Ended December 31, 2003
	Petrol	Savage	Pro Forma
Beginning of the year	$ -	$ 11,063,000	$ 11,063,000
Sales, net of production costs	-	(2,121,000)	(2,121,000)
Net change in prices and production costs	-	2,899,000	2,899,000
Extensions, discoveries and improved recovery (1)	-	-	-
Change in future development costs (2)	-	-	-
Accretion of discount	-	156,000	156,000
Change in income tax	-	(1,013,000)	(1,013,000)
Revision of quantity estimates (3)	-	-	-

End of year	$ -	$ 10,984,000	$ 10,984,000

  There was no change in extensions, discoveries and improved recovery for each of the periods because there was no basis in which to determine when a discovery or extension was actually made so all estimated reserves were in place at the beginning of 2002 with no subsequent adjustments.

  There are no future development costs because the reserves used in the calculation are proved developed reserves only. There was no reserve studies done at December 31, 2001, 2002 and 2003 so there is no reliable estimate of undeveloped proved reserves or development costs that would be expended to develop those reserves.

  The July 1, 2004 reserve study by McCune Engineering was the only determination of proved reserves that is available therefore there were no revision of quantity estimates because no previous determination of estimates exists.

(c) Exhibits

23-1	Consent of Weaver & Martin, LLC - Dated February 2, 2005
23-2	Consent of Independent Petroleum Engineer - Dated February 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By: /s/ Paul Branagan

Paul Branagan, President

Date: April 27, 2005